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                                                             Exhibit 10(c)(xi)


                              EMPLOYMENT AGREEMENT

AS&E(R)

This Agreement is made as of 23 July, 2001 by and between American Science & Engineering, Inc. (the "Company"), a Massachusetts corporation having its principal place of business in Billerica, Massachusetts, and Reed O. Clark (the "Executive").

The Company desires to retain the services of the Executive, and the Executive is willing to render such services, in accordance with the terms hereinafter set forth.

Accordingly, the Company and the Executive agree as follows:

1. The Company agrees to employ the Executive as, and the Executive agrees to perform the duties of Vice President, International Sales of the Company.

2. (a) The Executive's weekly salary shall be $3,846.15 ("Base Salary") payable not less frequently than on a monthly basis in accordance with standard company policy for executives. The Executive shall also be eligible for an annual bonus in an amount of up to fifty (50%) percent of Base Salary (annualized) based on Executive's performance, as determined by the Company's CEO, of specific goals to be determined by the CEO. Executive shall also be granted options to purchase up to 50,000 shares of the company's common stock subject to the terms and conditions of AS&E's 1997 Non-Qualified Stock Option Plan, upon approval of the grant by the Board of Directors. The price of the options will be at the market close price on the American Stock Exchange of the Executive's first day of employment. The vesting will occur in equal increments on each of the first three anniversaries of Executive's first day of employment.

    (b) The Company will include the Executive in all life insurance, disability insurance, medical and all other benefit plans maintained by the Company for the benefit of its Executives.

3. (a) The Company shall pay to the Executive the "Severance Payment" in the event that the Executive is terminated by the Company within sixty (60) days prior to or twelve (12) months after the occurrence of a "Change of Control," as defined below. The Severance Payment shall be made at the time of such termination.

    (b) The "Severance Payment" shall be a one-time payment equal to the higher of: (i) the Executive's base salary for one year at the annual rate in effect one month prior to the occurrence of the Change of Control, or (ii) the Executive's base salary for one year at the annual rate in effect at the time of such termination. The Severance Payment shall also include the continuation of all benefits received by the Executive prior to termination for a period equal to the lesser of one year or the start of new employment by the Executive in which he receives substantially similar benefits.


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    (c)  A "Change of Control" shall be deemed to have occurred if:

         (i) any person (as defined in Section 13(d) or 14 (d)(2) of the Securities Exchange Act of 1934) shall have become the beneficial owner of 50 percent or more of the combined voting power of the Company's voting securities;

         (ii) the Continuing Directors shall have ceased for any reason to constitute a majority of the Board of Directors of the Company. For this purpose, a "Continuing Director" shall include members of the Board of Directors of the Company as of the date of this Agreement and any person nominated for election to the Board of Directors of the Company by a vote of the majority of the then Continuing Directors;

         (iii) the stockholders approve the complete liquidation or dissolution of the Company, or

         (iv) the stockholders approve by the requisite vote any of the following transactions:

              (a) a merger or consolidation of the Company (except for a merger in respect of which no vote of the stockholders of the Company is required);

              (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary or the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company immediately prior to the transaction; or

              (c) a tender or exchange offer for 50% or more of the outstanding voting stock of the Company.

4. (a) If the Executive is terminated for any reason other than (i) "Cause" (as defined below); or (ii) pursuant to a Change of Control as defined in Paragraph 3 (such reasons other than (i) or (ii) are hereinafter referred to as "Termination for Convenience") the Executive shall receive an amount equal to the greater of the amount that would be due under the Company's then-current severance policy, if any, or six months of his then-current Base Salary, payable, at the Company's option, on the last date of his employment or in weekly installments. In case of Termination for Convenience, the Executive shall be entitled to a continuation of all benefits being received by him at the time of termination for the lesser of six (6) months from the date of termination, or until the date in which the Executive begins new employment in which he receives substantially similar benefits. If the Executive is Terminated for Convenience within twelve (12) months after a change in the Company's President/CEO, the Executive shall be entitled to receive the Severance Payment described in Paragraph 2(b) in place of the benefits described in this Paragraph 3.

    (b) For the purposes of this Agreement, "Cause" shall mean: (i) the determination by the President of the Company that the Executive has failed to perform his duties in the course of his employment under this Agreement consistent with those of a Vice President, International Sales, or has failed to follow the reasonable instructions of, or


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to meet the goals set by, the President of the Company; or (ii) the final conviction of the Executive for, or his plea of nolo contendere to, a felony or any other crime that involves fraud, dishonesty or moral turpitude.

5. The Company may not assign all or any part of its obligations under this Agreement, except to a successor as provided for in this paragraph. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place. As used in this Agreement, unless the context requires otherwise, the "Company" shall mean the Company as defined above or any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law, or otherwise. This Agreement shall inure to the benefit of and be enforceable by and binding upon (i) any such successor and (ii) the Executive's personal or legal representatives, executors, administrators and designated beneficiaries.

6. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements, understandings and commitments between the parties relating to this Agreement. Notwithstanding the foregoing, the Executive shall at all times remain subject to all policies and procedures of the Company that relate to employees of the Company, except to the extent that this Agreement contains terms or provisions that are contrary to or provides greater benefits than such policies and procedures, in which case this Agreement shall control. No amendment to this Agreement shall be made except by a written instrument signed by both parties.

7. The Executive shall be entitled to reimbursement or payment of reasonable moving expenses for Executive's household possessions from Beirut, Lebanon to the Boston, Massachusetts area, up to a maximum of $50,000. Company shall also pay to Executive or reimburse reasonable temporary lodging expenses for Executive and dependants for a period of three (3) months. Expense and authorization shall be coordinated by the Vice President of Human Resources. If Executive voluntarily terminates his employment with Company within one
(1) year after date of employment, the Executive shall reimburse to Company any relocation expenses paid or reimbursed by Company.

8. The Executive agrees that, during the term of employment by the Company and during an additional period of (1) year which shall commence at the date of termination of Executive's employment, he will not:

    (a) directly or indirectly work for, consult with, be affiliated with or otherwise provide services for any competitor of the Company, including without limitation any entity that designs, manufactures or sells x-ray inspection equipment;

    (b) Hire, solicit, or attempt to induce any employee of the Company to leave its employ and to work directly or indirectly for or with Executive or any employer or contractor of Executive, or


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AS&E(R)


    (c) Directly or indirectly, individually or for or with any other party, provide any type of service(s) to any person or entity which was, during the last 12 months of Executive's employment, a customer or account of the Company, as would permit, enable or assist such customer in receiving or providing, for itself or others, products or services like or similar to those products or services which had been provided to such customer by the Company during the 12 month period preceding the termination of his employment.

9. If any agreement or covenant made by the Executive herein shall, to any extent, be determined by any court having jurisdiction as being too broad in area, time, or both, or otherwise to any extent held invalid, then the part or parts which are determined to be invalid or unenforceable shall be severed and the remaining parts of this Agreement shall continue in full force and effect.

10. Executive acknowledges that a breach or threatened breach of any commitment made by Executive in this Agreement could cause irreparable injury to the Company; that damages would not adequately compensate the Company for such breach or threatened breach and that such damages would be difficult to determine. Therefore, Executive agrees that the Company shall be entitled to such equitable and injunctive relief as may be available to restrain or prevent a breach or contemplated breach of any of the obligations of the Executive in this Agreement. The Company shall have this right in addition to damages and any other remedy available at law or in equity.

11. The Appendix A AS&E Proprietary Information Procedure is attached hereto and incorporated into this Agreement.

12. This Agreement shall be construed and enforced under and be governed in all respects by the law of the Commonwealth of Massachusetts, without regard to the conflict of law principles thereof.

13. This Agreement supersedes all prior agreements.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf by a duly authorized officer and the Executive has executed this instrument, all as of the date set forth above.

                                 AMERICAN SCIENCE & ENGINEERING, INC.

                                 By: /s/ Ralph S. Sheridan
                                    ------------------------------------
                                    Ralph S. Sheridan, CEO and President

                                     /s/ Reed O. Clark
                                    ------------------------------------
                                    Reed O. Clark